UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 19, 2016

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson Street

New York, New York 10014

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

111 Eighth Avenue

New York, New York 10011

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On February 19, 2016, the Board of Directors (the “Board”) of the Registrant approved amendments to the Registrant’s Amended and Restated By-laws. The amendments took effect immediately upon approval by the Board. The following provisions were amended:

•	Article I, Section 1.7 was amended to provide that the vote required for the election of a member of the Board at a meeting of the stockholders of the Registrant, except in the case of a contested election, is a majority of the total votes cast “for” or “against” the election of such Board member.

•	Article II, Section 2.8 was added to include a director resignation policy in connection with the changes to Article I, Section 1.7 regarding the election of directors.

The foregoing summary of these amendments is qualified in its entirety by reference to the text of the Registrant’s Amended and Restated By-laws, effective February 19, 2016, a copy of which is attached as Exhibit 3.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.    The following exhibit is filed herewith:

Exhibit Number	Description

3.1	Amended and Restated By-laws of the Registrant, effective February 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: February 22, 2016	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws of the Registrant, effective February 19, 2016